Exhibit 99.1

Biocept Reports Unaudited 2021 Revenue and Year-End Cash Balance

SAN DIEGO (March 31, 2022) – Biocept, Inc. (Nasdaq: BIOC), a leading provider of molecular diagnostic assays, products and services, reports unaudited net revenue for 2021 of $61.2 million and cash and cash equivalents as of December 31, 2021 of approximately $28 million.

“Revenue reached a record high in 2021, up 123% over the prior year driven primarily by RT-PCR COVID-19 testing. As anticipated, we are currently experiencing a decline in COVID-19 testing demand as the unpredictable pandemic begins shifting to an endemic stage. Also, in the fourth quarter of 2021 we once again achieved sequential-quarter volume growth for CNSide™, our proprietary cerebrospinal fluid assay for the detection and monitoring of cancer involving the central nervous system,” said Samuel D. Riccitelli, Biocept’s Chairman, and interim President and CEO. “We anticipate reporting positive cash flow from operations for 2021 and ended the year with a cash balance of approximately $28 million.”

As a result of the restatement of financial results for the quarter ended September 30, 2021, the implementation of additional accounting review and control procedures, and resource constraints, the accounting review of Biocept’s financial statements as of and for the year ended December 31, 2021 is ongoing. Biocept is filing a notification of late filing on Form 12b-25 with the Securities and Exchange Commission, which provides an automatic 15-day extension of the filing deadline for its Annual Report on Form 10-K for the year ended December 31, 2021, to April 15, 2022. The net revenue and cash and cash equivalent data presented in this news release should be considered preliminary and could be subject to change as the company’s independent registered public accounting firm has not completed its audit. Biocept anticipates filing its Form 10-K for the year ended December 31, 2021 by April 15, 2022 or as soon as practicable.

About Biocept

Biocept, Inc. develops and commercializes molecular diagnostic assays that provide physicians with clinically actionable information for treating and monitoring patients diagnosed with a variety of cancers. In addition to its broad portfolio of blood-based liquid biopsy assays, Biocept has developed the CNSide™ cerebrospinal fluid assay that detects cancer that has metastasized to the central nervous system. Biocept’s patented Target Selector™ technology captures and quantitatively analyzes CSF tumor cells for tumor-associated molecular markers, using technology first developed for use in blood. Biocept also is leveraging its molecular diagnostic capabilities to offer nationwide COVID-19 RT-PCR testing to support public health efforts during this unprecedented pandemic. For more information, visit www.biocept.com. Follow Biocept on Facebook, LinkedIn and Twitter.

Forward-Looking Statements Disclaimer Statement

This news release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this news release are not strictly historical, including, without limitation, statements regarding the capabilities and performance of our CNSide assay and Target Selector technology, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risks and uncertainties, including risks and uncertainties associated with the continually evolving COVID-19 pandemic and the risk that our products and services may not perform as expected. These and other factors are described in greater detail under the “ Risk Factors” heading of our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission (SEC) on February 15, 2022. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this news release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC at http://www.sec.gov/.

Investor Contact:

LHA Investor Relations

Jody Cain

Jcain@lhai.com, (310) 691-7100

Media Contact:

Sampson PR Group

Andrea Sampson

asampson@sampsonprgroup.com, (562) 304-0301

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